Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: October 29, 2018
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: October 29, 2018
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
Period (s) ended August 31, 2018
Putnam Emerging Markets Equity Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund
Putnam Global Financials Fund
Putnam Global Health Care Fund
Putnam Global Industrials Fund
Putnam Global Natural Resources Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Global Utilities Fund
Putnam International Capital Opportunities Fund
Putnam PanAgora Market Neutral Fund
Putnam PanAgora Risk Parity Fund
Putnam PanAgora Managed Futures Strategy
Putnam Small Cap Value Fund